                                                                     EXHIBIT 5.1


                                January 30, 1998




REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

                       Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 contemplated to be filed with the Securities and Exchange Commission on January 30, 1998 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 182,183 shares of the Company's Common Stock, $0.01 par value per share (the "Shares") issuable pursuant to the Registration Statement upon conversion of Dividend Access Shares issued by the Company's subsidiary, REMEC Canada Incorporated, a corporation incorporated under the laws of Nova Scotia ("REMEC Canada").

                  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

                  (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of October 22, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

                  (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

                  (c) The Memorandum of Association of REMEC Canada, certified to us by an officer of REMEC Canada as being complete and in full force and effect as of the date of this opinion;

                  (d) The Articles of Association of REMEC Canada, certified to us by an officer of REMEC Canada as being complete and in full force and effect as of the date of this opinion;

REMEC, Inc.
January 30, 1998
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                  (e) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares pursuant to the Registration Statement have been provided to us; and (ii) certifying as to certain factual matters;

                  (f) The Support Agreement dated October 29, 1997 (the "Support Agreement"), between the Company and REMEC Canada; and

                  (g)      The Registration Statement.

                  This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that Shares, when issued will be fully paid and nonassessable is based on the certification obtained from the Company identified in item (c) above to the effect that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received.

                  Our opinion expressed below also assumes that: (i) the Registration Statement becomes and remains effective during the period when the Shares are issued; and (ii) the capitalization of the Company is as described in the Registration Statement.

                  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Shares covered by the Registration Statement, when issued and paid for in accordance with the rights attaching to the Dividend Access Shares and the terms of the Support Agreement, will be legally issued, fully paid and nonassessable.

                  This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                                         Very truly yours,


                                         /s/ HELLER EHRMAN WHITE & McAULIFFE